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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                December 20, 2000

                                 PUMATECH, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

           0-21709                                      77-0349154
    ----------------------                --------------------------------------
    (Commission File No.)                  (IRS Employer Identification Number)


                          2550 North First Street, #500
                           San Jose, California 95131

                    (Address of Principal Executive Offices)

                                 (408) 321-7650
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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Item 5. OTHER EVENTS


         On August 22, 2000, the Board of Directors of the Registrant approved, and recommended for adoption by the shareholders, an amendment to paragraph 3, Article First of the Registrant's Certificate of Incorporation to change the name of the registrant to Pumatech, Inc. On December 6, 2000, shareholders of the Registrant approved the proposal to change the name of the Registrant. The Registrant filed a Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of Delaware on December 20, 2000, changing the name of the Registrant from Puma Technology, Inc. to Pumatech, Inc. as of that date.

         On December 22, 2000 Tyrone Pike resigned as a member of the Registrant's Board of Directors for personal reasons.


                           Puma Technology, Inc.



  Date: January 10, 2001



                           By   /s/ Kelly Hicks
                              ---------------------------------------------

                           Kelly Hicks, Vice President of Operations

                           and Chief Financial Officer

                           (Principal Accounting and Financial Officer)